October 26, 2006

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Malone & Bailey, PC agrees with the statements made by M Power Entertainment, Inc. in its Form 8-K filed on October 11, 2006 with respect to its required disclosures under Item 304(a) of SEC regulation S-K.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas